                                                                   EXHIBIT 23-1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the current report on Form 8-K/A under the Securities Exchange Act of 1934 of DTE Energy Company filed on August 14, 2001 (Amendment to Form 8-K dated May 31, 2001) of our reports on MCN Energy Group Inc. and subsidiaries (currently the registrant, DTE Enterprises, Inc.) dated March 13, 2001 and incorporated by reference in the following Registration Statements of DTE Energy Company under the Securities Act of 1933, insofar as such reports relate to the financial statements and financial statement schedule of MCN Energy Group Inc. and subsidiaries for the year ended December 31, 2000:

         FORM              REGISTRATION NUMBER

         Form S-3          33-57545
         Form S-8          333-00023
         Form S-4          333-89175
         Form S-3          333-58834
         Form S-8          333-61992
         Form S-8          333-62192

DELOITTE & TOUCHE LLP

Detroit, Michigan
August 14, 2001